UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):             December 6, 2004

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           (415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
SIGNATURES

Item 1.01  Entry into Material Definitive Agreement.

     On December 6 and December 7, 2004, the Compensation Committee of the Board of Directors and the Board of Directors of ABM Industries Incorporated (“Registrant”) approved amendments to the Registrant’s stock option plans changing the definition of “fair market value” used in the Registrant’s stock option plans when used in reference to the date of grant of an option, the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of option, or the prices used for the determination of early vesting under Registrant’s price-vested stock option plans to the closing price of Registrant’s common stock as quoted in the composite transaction Index for the New York Stock Exchange on the day prior to such date as published in the “Wall Street Journal,” or if no sale price was quoted in any such Index on such date, then as of the next preceding date on which such a sale price was quoted. Prior plan definitions had varied and the change will simplify administration. In addition, Registrant will use the plan definition in determining fair market value for purposes of collecting withholding on the exercise of nonqualified stock options. This definition will apply to grants after December 6, 2004 for purposes of the date of grant of an option and to all grants for all other purposes.

     The form of agreement for the Registrant’s 2002 Price-Vested Stock Option Plan provides for early vesting at such time as the fair market value of the common stock shall have been equal to or greater than the assigned vesting price for ten trading days in any period of thirty consecutive trading days. On December 6, 2004, the Compensation Committee of the Board of Directors of the Registrant approved an amendment to the form of agreement for the Registrant’s 2002 Price-Vested Stock Option Plan to raise the assigned vesting prices from $20.00, $22.50, $25.00, and $27.50 to $22.50, $25.00, $27.50, and $30.00. This change is effective for grants on and after December 6, 2004.

     On December 6, 2004, the Compensation Committee of the Board of Directors amended its Service Award Benefit Plan and Supplemental Executive Retirement Plans to establish an administrative committee to administer those plans and to give the administrative committee the authority to amend the plans to bring them into compliance with applicable law or to make such other changes as the administrative committee deems desirable provided that such changes do not materially increase the costs of the plan to ABM or take the plan out of compliance with applicable law. The Compensation Committee has determined that no additional participants will be added to these plans and the administrative committee has no authority to name additional participants.

     On December 6, 2004, the Compensation Committee approved the establishment of the ABM Executive Retiree Healthcare and Dental Plan. This plan will offer retirement health insurance coverage for certain retired executives of the Registrant, including executive officers. The costs for such insurance will be borne entirely by participants except for the Company’s existing contractual obligations with five of its current and retired executives to make certain contributions toward retirement health insurance costs.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 10, 2004	By:	/s/ George B. Sundby George B. Sundby Executive Vice President and Chief Financial Officer